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                                                                  Exhibit 9.1
                             INDUS VOTING AGREEMENT


     This Voting Agreement (this "Voting Agreement") is made and entered into as of June 5, 1997 (the"Effective Date") between TSW International, a Georgia corporation ("TSW") and Robert W. Felton, Richard W. MacAlmon, Michael E. Percy and Douglas R. Piper ("Shareholders").


                                    RECITALS
                                    --------

     A. This Voting Agreement is entered into pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of June 5, 1997, as such may be amended (the "Plan of Reorganization"), entered into by and among THE INDUS GROUP, Inc., a California corporation ("INDUS"), Newco Group, Inc., a California corporation ("Newco") and TSW. The Plan of Reorganization provides for the formation of a California corporation ("Sub"), a wholly owned subsidiary of Newco, and the statutory merger of Sub with and into INDUS (the "INDUS Merger"), all pursuant to the terms and conditions of the Plan of Reorganization and the Agreement of Merger to be entered into between Sub and INDUS in the form attached to the Plan of Reorganization (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

     B. The Merger Agreements provide for the conversion of all of the issued and outstanding stock of INDUS at the Effective Time of the Merger into shares of Newco's Common Stock, all as more particularly set forth in the Plan of Reorganization.

     C. As a condition to the willingness of TSW to enter into the Plan of Reorganization, TSW has required that each Shareholder agree, and in order to induce TSW to enter into the Plan of Reorganization each Shareholder has agreed, to enter into this Voting Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  VOTING OF INDUS SECURITIES

     1.1  INDUS Securities.  Each Shareholder's signature page attached hereto
          ----------------
sets forth all shares of INDUS capital stock and any other securities of INDUS owned by each Shareholder, including all securities of INDUS as to which each Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of INDUS granted to or held by each Shareholder (such shares of INDUS capital stock, other securities of INDUS and rights, options and warrants to acquire shares of INDUS capital stock and other securities of INDUS are hereinafter collectively referred to as "INDUS Stock"). As used herein, the term "New INDUS Securities" means, collectively, any and all shares of INDUS capital stock, other securities of INDUS and rights, options and warrants to acquire shares of INDUS capital
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stock and other securities of INDUS that each Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Voting Agreement and prior to the Expiration Date (as defined below). All New INDUS Securities will be subject to the terms of this Voting Agreement to the same extent and in the same manner as if they were INDUS Stock. The INDUS Stock and the New INDUS Securities shall be collectively referred to herein as the "INDUS Securities." As used herein, the term "Expiration Date" means the earliest to occur of (i) the Effective Time or
(ii) such time as the Plan of Reorganization is terminated in accordance with its terms.

     1.2  Voting Agreement.  Each Shareholder hereby agrees with TSW that, prior
          ----------------
to the Expiration Date, at any meeting of the shareholders of INDUS, however called, and in any written action by consent of shareholders of INDUS, unless otherwise directed in writing by TSW, each Shareholder shall vote the INDUS
Securities:

          (i) for the approval of the Merger Agreements, and the transactions contemplated thereby, including the INDUS Merger, and for the approval of any action required in furtherance hereof and thereof.

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of INDUS in the Plan of Reorganization; and

          (iii) against the following actions (other than those actions that relate to the INDUS Merger and the transactions contemplated by the Plan of Reorganization): (A) any merger, consolidation or other business combination involving INDUS or any subsidiary of INDUS with any party other than Newco, TSW or their respective affiliates; (B) any sale, lease or transfer of more than any significant part of the assets of INDUS or any subsidiary of INDUS to any party other than Newco, TSW or their affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of INDUS or any subsidiary of INDUS; (D) any change in a majority of the board of directors of INDUS; (E) any amendment to the INDUS Articles of Incorporation,
(F) any material change in the capitalization of INDUS or INDUS's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Plan of Reorganization or this Voting Agreement.

     Prior to the Expiration Date, each Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with clause "(i)," "(ii)" or "(iii)" of the preceding sentence.

     1.3    Proxy: Further Assurances.
            -------------------------

          (i) Contemporaneously with the execution of this Voting Agreement, each Shareholder shall deliver to TSW a proxy in the form attached hereto as Attachment 2, which shall be
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irrevocable to the fullest extent permitted by law, with respect to the INDUS
Securities (the "Proxy").

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          (ii)  Each Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in TSW the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 2.  WAIVER OF APPRAISAL RIGHTS

     Shareholder hereby waives any rights of appraisal and any dissenters' rights that Shareholder may have in connection with the INDUS Merger.

SECTION 3.  NO SOLICITATION

     Each Shareholder covenants and agrees with TSW that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, each Shareholder shall not, directly or indirectly, (i) solicit or initiate discussions or engage in negotiations with any person other than TSW or take any action intended, designed or reasonably likely to facilitate the efforts of any person, other than TSW, relating to the possible acquisition of INDUS (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets ("Acquisition Proposal"), (ii) furnish any nonpublic information regarding INDUS to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Each Shareholder shall immediately cease any existing discussions with any persons other than TSW that relate to any Acquisition Proposal.

SECTION 4.  OBLIGATIONS AS A DIRECTOR AND/OR OFFICER OF INDUS

     If at any time prior to the Expiration Date any Shareholder or a representative of any Shareholder is a member of the Board of Directors of INDUS ("Director") or an officer of INDUS, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a Director or officer, as the case may be, of INDUS and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to such Shareholder solely in his capacity as a shareholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of INDUS.

SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER

     5.1  Representations, Warranties and Covenants of Shareholders.  Each
          ---------------------------------------------------------
Shareholder represents, warrants and covenants as follows:

          (i) Authority.  Shareholder has full power and authority to enter
              ---------
into, execute, deliver and perform Shareholder's obligations under this Voting Agreement and to make the representations, warranties and covenants herein contained.

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          (ii)   INDUS Securities Owned.  Except as otherwise disclosed in the
                 ----------------------
INDUS Disclosure Letter, at the date hereof, all the INDUS Stock owned by Shareholder are, and at all times until and through the Expiration Date all the INDUS Securities owned by Shareholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

          (iii)  Transfer Restrictions on INDUS Securities.  Shareholder agrees
                 -----------------------------------------
with TSW not to sell, transfer, encumber or dispose of, or offer to sell, transfer, encumber or dispose of any INDUS Securities (other than to a party that agrees in writing to be bound by the terms hereof and if such Transfer is not restricted by the Affiliate Agreement dated the date hereof between Shareholder and INDUS, Newco and TSW) until the INDUS Shareholder Approval is granted.

          (iv)   Further Assurances.  Shareholder agrees to execute and deliver
                 ------------------
any additional documents reasonably necessary or desirable, in the opinion of INDUS or TSW, to carry out the purposes and intent of this Voting Agreement.

SECTION 6.  MISCELLANEOUS

          6.1    Notices. Any notice or other communication required or
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permitted to be given under this Voting Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) days after deposit in the mails, if mailed, to the following addresses:

               (i)  If to TSW:

                    TSW, Inc.
                    3301 Windy Ridge Parkway
                    Atlanta, GA  30339
                    Telecopier:  (770) 989-4461
                    Attention:  Chief Executive Officer

          With a copy to:

                    Wachtell, Lipton, Rosen & Katz
                    51 W. 52nd Street
                    New York, NY  10019
                    Attention:  Andrew Brownstein
                    Telecopier:  (212) 403-2000

               (ii)  If to Shareholder:

               To the address for notice for such Shareholder set forth on the relevant Attachment I hereto,

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               With a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Henry T. Massey, Jr., Esq.
               Telephone:  (415) 493-6811

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 6. 1.

     6.2  Termination.  This Voting Agreement shall be terminated and shall be
          -----------
of no further force and effect upon the Expiration Date.

     6.3  Counterparts.  This Voting Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     6.4  Assignment; Binding Upon Successors and Assigns.  Neither party hereto
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Voting Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     6.5  Waiver and Amendment.  The waiver by a party of any breach hereof or
          --------------------
default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Voting Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto.

     6.6  Governing Law.  This Voting Agreement shall be governed by the laws of
          -------------
the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     6.7  Severability.  If any term, provision, covenant or restriction of this
          ------------
Voting Agreement (or of the Plan of Reorganization) is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement (or of the Plan of Reorganization, as the case may be) will remain in full force and effect and will in no way be affected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

     6.8  Construction of Agreement.  This Voting Agreement has been negotiated
          -------------------------
by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Voting Agreement unless

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otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Voting Agreement which will be considered as a whole.

     6.9   Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Voting Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     6.10  Specific Performance; Injunctive Relief.  The parties hereto
           ---------------------------------------
acknowledge that TSW will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholders set forth herein. Therefore it is agreed that, in addition to any other remedies that may be available to TSW upon any such violation, TSW shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to TSW at law or in equity.

     6.1   Partnership.  TSW agrees that if a Shareholder is a limited
          -----------
partnership, such Shareholder's general and limited partners shall in no event be liable for any obligations or liabilities of such Shareholder under this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first set forth above.

TSW INTERNATIONAL, INC.
a Georgia corporation

By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

                   [SIGNATURE PAGE TO INDUS VOTING AGREEMENT]

                      [SIGNATURES OF SHAREHOLDERS FOLLOW]

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                                  INDUS STOCK



Shareholder's Address for Notice:
                                             ---------------------------

                                             ---------------------------

                                             ---------------------------




Number of shares of INDUS capital stock
 beneficially owned by the undersigned:
                                              --------------------------

Number of options, warrants or other
 convertible securities convertible into
 INDUS capital stock beneficially owned by
 the undersigned:                             --------------------------



 SIGNATURE:


----------------------------------

Name:
     -----------------------------


Title:
      ----------------------------

                                 ATTACHMENT 1

                               IRREVOCABLE PROXY

     The undersigned shareholder of THE INDUS GROUP, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes ______ and TSW International, Inc., a Georgia corporation ("TSW"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof until such time as this Proxy terminates in accordance with its terms. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between TSW and the undersigned (the "Voting Agreement"), and is granted in consideration of TSW entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among TSW, Newco Group, Inc. and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur (the "Expiration Date") of (i) the valid termination of the Reorganization Agreement or (ii) the Effective Time (as defined in the Reorganization Agreement) at any meeting of the shareholders of the Company, however called, or in any written action by consent of shareholders of the Company:

     (i) for the approval of the Merger Agreements, and the transactions contemplated thereby, including the INDUS Merger, and for the approval of any action required in furtherance hereof and thereof.

     (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan of Reorganization; and

     (ii) against the following actions (other than those actions that relate to the INDUS Merger and the transactions contemplated by the Plan of Reorganization): (A) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company with any party other than Newco, TSW or their respective affiliates; (B) any sale, lease or transfer of more than any significant part of the assets of the Company or any subsidiary of the Company to any party other than Newco, TSW or their respective affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company Articles of Incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure except as contemplated by the Reorganization Agreement; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the INDUS Merger or any of the other transactions contemplated by the Reorganization Agreement or the Voting Agreement.

     Prior to the Expiration Date, at any meeting of the shareholders of the Company, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares in their discretion with respect to (i) any Acquisition Proposal (as such term is defined in the Voting Agreement) and any related transaction or agreement and (ii) any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Proposal.

     The undersigned shareholder may vote the Shares on all other matters. This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

     Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

     This proxy shall terminate upon the Expiration Date.

Dated:
      ----------------------------


                                    ---------------------------------------
                                    Name:
                                         ----------------------------------

                                    Number of Shares of Company
                                    Common Stock:
                                                 --------------------------